EXHIBIT 8.1
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Significant Subsidiaries
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
                                                                                                    Ownership
Name                                                Vessel/Activity          Incorporation          Percentage
----                                                ---------------          -------------          ----------
Benmore Shipping Company Limited                             Sea Alpha              Cyprus          100%
Newbond Shipping Company Limited                          Front Energy              Cyprus          100%
Hudson Bay Marine Company Limited                          Front Force              Cyprus          100%
Jaymont Shipping Company Limited                              Sea Beta              Cyprus          100%
Granite Shipping Co. Ltd.                                Front Granite             Bahamas          100%
Front Opalia Inc.                                         Front Opalia             Liberia          100%
Ariake Transport Corporation                                    Ariake             Liberia          100%
Bonfield Shipping Ltd.                                    Front Driver             Liberia          100%
Edinburgh Navigation SA                                      Edinburgh             Liberia          100%
Front Ardenne Inc.                                       Front Ardenne             Liberia          100%
Front Brabant Inc.                                       Front Brabant             Liberia          100%
Front Falcon Inc.                                         Front Falcon             Liberia          100%
Front Glory Shipping Inc.                                  Front Glory             Liberia          100%
Front Pride Shipping Inc.                                  Front Pride             Liberia          100%
Front Saga Inc.                                             Front Page             Liberia          100%
Front Scilla Inc.                                         Front Scilla             Liberia          100%
Front Serenade Inc.                                     Front Serenade             Liberia          100%
Front Splendour Shipping Inc.                          Front Splendour             Liberia          100%
Front Stratus Inc.                                       Front Stratus             Liberia          100%
Front Target Inc.                                         Front Target             Liberia          100%
Front Tobago Shipholding Inc.                             Front Tobago             Liberia          100%
Front Transporter Inc.                               Front Transporter             Liberia          100%
Front Traveller Inc.                                   Front Traveller             Liberia          100%
Golden Estuary Corporation                              Front Comanche             Liberia          100%
Golden Fjord Corporation                     Ocana (ex Front Commerce)             Liberia          100%
Golden Narrow Corporation                               Golden Victory             Liberia          100%
Golden Seaway Corporation                               Front Vanguard             Liberia          100%
Golden Sound Corporation                                   Front Vista             Liberia          100%
Golden Tide Corporation                                Front Circassia             Liberia          100%
Hitachi Hull # 4983 Corporation                      Otina (ex Hakata)             Liberia          100%
Katong Investments Ltd.                                  Front Breaker             Liberia          100%
Langkawi Shipping Ltd.                                     Front Birch             Liberia          100%
Millcroft Maritime SA                                   Front Champion             Liberia          100%
Sea Ace Corporation                                          Front Ace             Liberia          100%
Sibu Shipping Ltd.                                         Front Maple             Liberia          100%
South West Tankers Inc.                                    Front Sunda             Liberia          100%
Ultimate Shipping Ltd.                                   Front Century             Liberia          100%
West Tankers Inc.                                          Front Comor             Liberia          100%
Aspinall Pte Ltd.                                         Front Viewer           Singapore          100%
Blizana Pte Ltd.                                           Front Rider           Singapore          100%
Bolzano Pte Ltd.                                              Mindanao           Singapore          100%
Cirebon Shipping Pte Ltd.                                Front Vanadis           Singapore          100%
Fox Maritime Pte Ltd.                                     Front Sabang           Singapore          100%
Front Dua Pte Ltd.                                       Front Duchess           Singapore          100%
Front Empat Pte Ltd.                                    Front Highness           Singapore          100%
Front Enam Pte Ltd.                                         Front Lord           Singapore          100%
Front Lapan Pte Ltd.                                     Front Climber           Singapore          100%
Front Lima Pte Ltd.                                         Front Lady           Singapore          100%
Front Tiga Pte Ltd.                                         Front Duke           Singapore          100%
Front Sembilan Pte Ltd.                                   Front Leader           Singapore          100%
Rettie Pte Ltd.                                          Front Striver           Singapore          100%
Transcorp Pte Ltd.                                        Front Guider           Singapore          100%


SK 23153 0001 681182